CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

   We have issued our report dated March 10, 2005 accompanying the financial statements of Insured Municipals Income Trust and Investors' Quality Tax-Exempt Trust, Multi-Series 270 as of December 31, 2004, and for the period then ended, contained in this Post-Effective Amendment No. 8 to Form S-6.

   We consent to the use of the aforementioned report in the Post-Effective Amendment and to the use of our name as it appears under the caption "Auditors".

                                                       Grant THORNTON LLP



Chicago, Illinois
April 25, 2005